Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of December 6, 2016 (this “Amendment”) is by and among (a) HURCO COMPANIES, INC., an Indiana corporation (the “Borrower”), (b) JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”) and as Issuing Bank (as defined in the Credit Agreement referred to below) and (c) the Lenders (as defined in the Credit Agreement referred to below) signatory hereto. Capitalized terms used herein without definition have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Administrative Agent, certain financial institutions as Lenders and the Borrower entered into that certain Credit Agreement dated as of December 7, 2012 (as amended, restated and otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower, the Administrative Agent and the undersigned Lenders desire to amend the Credit Agreement on the terms and conditions set forth below.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:

§1. Amendments to Credit Agreement. Upon the Amendment Effective Date (as defined below), the Credit Agreement shall be amended as follows:

A.                 Section 1.01 of the Credit Agreement is hereby amended by substituting the following new definitions in lieu of the like existing definitions:

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1%, and (c) the Adjusted LIBO Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, the Adjusted LIBO Rate for any day shall be based on the LIBO Rate at approximately 11:00 a.m. London time on such day, subject to the interest rate floors set forth therein. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Eurodollar Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months (or, with the consent of each Lender participating therein, twelve months) thereafter, as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any applicable Interest Period or for any ABR Borrowing, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as shall be selected by the Administrative Agent in its reasonable discretion (in each case, the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that, (x) if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement and (y) if the LIBO Screen Rate shall not be available at such time for a period equal in length to such Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate at such time, subject to Section 2.13 in the event that the Administrative Agent shall conclude that it shall not be possible to determine such Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error); provided further, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Notwithstanding the above, to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with an ABR Borrowing, such rate shall be determined as modified by the definition of Alternate Base Rate.

“Maturity Date” means December 31, 2018.

B.                 Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions thereto:

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day(or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

C.                 Section 6.05(a)(ii) of the Credit Agreement is hereby amended by deleting the reference to the number “$4,000,000” therein and replacing such reference with the number “$5,000,000”.

D.                 Section 6.08 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 6.08 Minimum Working Capital. The Borrower will not permit its Working Capital at any time to be less than $105,000.000.

E.                     Section 6.09 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 6.09 Minimum Tangible Net Worth. The Borrower will not permit its Tangible Net Worth at any time to be less than $125,000,000.

F.                     Schedule 2.01 to this Amendment hereby amends and restates in its entirety Schedule 2.01 to the Credit Agreement,

§3. Conditions to Effectiveness. This Amendment shall become effective as of the date set forth above upon the receipt subject to the reasonable satisfaction or waiver by the Administrative Agent on behalf of the Required Lenders of the following conditions precedent (the “Amendment Effective Date”):

A.                 the Administrative Agent shall have received a certificate (in form and substance satisfactory to it), dated the Amendment Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, certifying that the representations and warranties set forth in Section 4 of this Amendment are true and correct in all respects as of the date of this Amendment;

B.                 the Administrative Agent shall have received a counterpart signature page to this Amendment, duly executed and delivered by the Borrower and the Lenders;

C.                 the Administrative Agent shall have received a Replacement Revolving Note, in the form prescribed by the Administrative Agent, duly executed by the Borrower payable to the Lender;

D.                 each of the Subsidiary Guarantors shall have executed and delivered a Reaffirmation of Guaranty in the form of Exhibit A hereto;

E.                  the Administrative Agent shall have received a Supplement No. 1 to Subsidiary Guaranty, in the form of Exhibit B hereto, duly executed by Miltronics, USA, Inc. (“Miltronics”);

F.                  the Administrative Agent shall have received (i) a certificate of Miltronics, executed by its Secretary, which shall (A) certify the resolutions of its Board of Directors authorizing the execution, delivery and performance of the Credit Documents to which it is a party, (B) identify by name and title and bear the signatures of its officers authorized to sign the Credit Documents to which it is a party, and (C) contain appropriate attachments, including its articles of incorporation certified by the relevant authority of its jurisdiction of organization and a true and correct copy of its by-laws, and (ii) a long form good standing certificate from its jurisdiction of organization;

G.                 the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to UCC lien searches of the Credit Parties, the organization, existence and good standing of the Credit Parties, the authorization of this Amendment and any other legal matters relating to the Credit Parties, this Amendment or the Credit Agreement (as amended hereby), all in form and substance satisfactory to the Administrative Agent and its counsel; and

H.                 the Administrative Agent shall have received evidence, satisfactory to the Administrative Agent, that the Borrower has paid all fees and, to the extent billed, expenses payable by the Credit Parties hereunder or under the Credit Agreement on the Amendment Effective Date.

§4. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

A.                 Representations and Warranties. Each of the representations and warranties contained in Article III of the Credit Agreement and in each other Credit Document were true and correct in all respects when made, and, after giving effect to this Amendment, are true and correct in all respects on and as of the date hereof, except to the extent that such representations and warranties relate specifically to a prior date, then such representations and warranties are true and correct in all respects on and as such earlier date.

B.                  Enforceability. The execution and delivery by the Borrower of this Amendment, and the performance by the Borrower of this Amendment are within the corporate authority of the Borrower and have been duly authorized by all necessary corporate proceedings. This Amendment constitutes valid and legally binding obligations of the Borrower, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights in general.

C.        No Default or Event of Default. No Default or Event of Default has occurred and is continuing, and after giving effect to this Amendment, no Default or Event of Default will result from the execution, delivery and performance by the borrower of this Amendment or from the consummation of the transactions contemplated herein.

§5. No Other Amendments. Except as expressly provided in this Amendment, (a) all of the terms and conditions of the Credit Agreement and the other Credit Documents remain unchanged and (b) all of the terms and conditions of the Credit Agreement and the other Credit Documents are hereby ratified and confirmed and remain in full force and effect (including, without limitation, with respect to any guarantees provided thereunder and any security interests granted in any Collateral in support of the Obligations under or with respect to the Credit Documents). Nothing herein shall be construed to be an amendment, consent or a waiver of any requirements of the Borrower, any other Credit Party or of any other Person under the Credit Agreement and the other Credit Documents except as expressly set forth herein. Nothing in this Amendment shall be construed to imply any willingness on the part of any Lender to grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement and the other Credit Documents. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby. For the avoidance of doubt, this Amendment shall constitute a “Credit Document” under the Credit Agreement and each other Credit Document.

§6. Costs and Expenses. The Borrower hereby affirms its obligation under Section 9.03 of the Credit Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto.

§7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is south.

§8. Successors and Assigns. This Amendment shall be binding upon and shall insure to the benefit of the parties hereto and their respective successors and assigns.

§9. Governing Law; Captions. This Amendment shall for all purposes be construed in accordance with and governed by the laws of the State of Indiana. The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

§10. Release and Waiver. Each Credit Party does hereby release the Administrative Agent and each of the Lenders and each of their officers, directors, employees, agents, attorneys, personal representatives, successors, predecessors and assigns from all manner of actions, cause and causes of action, suits, deaths, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands, whatsoever, in law or in equity, arising under the Credit Documents and any agreements, documents and instruments delivered thereunder or relating specifically thereto (collectively, the “Claims”), which any Credit Party now has against the Administrative Agent or any Lender or ever had, or which might be asserted by their heirs, executors, administrators, representatives, agents, successors, or assigns based on any Claims which in each case exist on or at any time prior to the date of this Amendment; provided, that, the foregoing release shall not apply to any Claims resulting from the Administrative Agent’s or any Lender’s actual fraud, willful misconduct, or gross negligence. The Credit Parties expressly acknowledge and agree that they have been advised by counsel in connection with this Amendment and that they each understand that this Section 10 constitutes a release of the Administrative Agent and the Lenders for Claims arising under the Credit Documents and that they each intend to be fully and legally bound by the same. The Credit Parties further expressly acknowledge and agree that this release shall have full force and effect notwithstanding the occurrence of a breach of the terms of this Amendment or an Event of Default or Default under the Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

Borrower:

HURCO COMPANIES, INC.

By:	/s/ Sonja K. McClelland

Name:	Sonja K. McClelland

Title:	Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as
Administrative Agent, Issuing Bank and Lender

By:	/s/ Thomas W. Harrison

Name:	Thomas W. Harrison

Title:	Senior Vice President/ Authorized Officer

SCHEDULE 2.01

COMMITMENTS

Lender		Commitment
JPMorgan Chase Bank, N.A.		$15,000,000
	Total	$15,000,000

Exhibit A

REAFFIRMATION OF GUARANTY

Each of the undersigned acknowledges receipt of a copy of the Fourth Amendment to Credit Agreement (the “Amendment”) dated as of December 6, 2016, consents to such amendment and each of the transactions referenced therein (including without limitation, the release and waiver set forth in Section 10 of the Amendment) and hereby reaffirms its obligations under the Subsidiary Guaranty dated as of December 7, 2012 (as amended from time to time) in favor of JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders (as defined in the Amendment). Each of the undersigned further acknowledges that the failure to consent to any subsequent amendment shall not affect the liability of the undersigned under the Subsidiary Guaranty.

Dated as of December 6, 2016.

SUBIDIARY GUARANTORS:

HURCO INTERNATIONAL, INC.

By:	/s/ Sonja K. McClelland

Name:	Sonja K. McClelland

Title:	Secretary & Treasurer

HURCO INTERNATIONAL HOLDINGS, INC.

By:	/s/ Sonja K. McClelland

Name:	Sonja K. McClelland

Title:	Secretary & Treasurer

HURCO MIDWEST, LLC

By:	/s/ Sonja K. McClelland

Name:	Sonja K. McClelland

Title:	Secretary & Treasurer

Exhibit B

SUPPLEMENT NO. 1 TO SUBSIDIARY GUARANTY

SUPPLEMENT NO. 1 (this "Supplement") dated as of December 6, 2016 to the Subsidiary Guaranty dated as of December 7, 2012 (as amended, supplemented or otherwise modified from time to time, the "Guaranty"), by certain Subsidiaries of Hurco Companies, Inc., an Indiana corporation (the "Borrower"), party thereto (each individually, a "Guarantor" and collectively, the "Guarantors") in favor of the Administrative Agent (as defined below), for the benefit of the Guaranteed Parties.

Reference is made to the Credit Agreement dated as of December 7, 2012 (as amended, supplemented or otherwise modified and/or restated from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (the "Lenders") and JPMorgan Chase Bank, N.A. (the "Administrative Agent").

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty and the Credit Agreement.

The Guarantors have entered into the Guaranty in order to induce the Guaranteed Parties to extend credit and take other actions pursuant to the Facility Documents. Pursuant to Section 5.09 of the Credit Agreement, the undersigned Subsidiary is required to enter into the Guaranty as a Guarantor. Section 21 of the Guaranty provides that additional Subsidiaries of the Borrower may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in order to induce the Guaranteed Parties to extend and continue the extension of credit pursuant to the Credit Agreement and/or to enter into and perform under other Facility Documents.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

SECTION 1. In accordance with Section 21 of the Guaranty, the New Guarantor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms thereof and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof (with all references to ''the Guaranty" in Section 9 of the Guaranty being deemed references to the Guaranty as supplemented by this Supplement) and (b) without limiting the foregoing, guaranties the punctual payment of all Liabilities now owing or which may in the future be owing by the Borrower under the Facility Documents, when the same are due and payable, whether on demand, at stated maturity, by acceleration or otherwise. Henceforth, each reference to a “Guarantor” in the Guaranty shall be deemed to include the New Guarantor. The Guaranty is hereby incorporated herein by reference. ·

SECTION 2. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent.

SECTION 3. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

SECTION 4. THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF INDIANA.

SECTION 5. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guaranty as of the day and year first above written.

MILLTRONICS, USA, INC.

By:	/s/ Sonja K. McClelland

Title:	Secretary & Treasurer

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:	/s/ Thomas W. Harrison

Name:	Thomas W. Harrison

Title:	Senior Vice President/ Authorized Officer